Exhibit 1.2

GFL Environmental Inc.

14,000,000 [•]%
Tangible Equity Units

Underwriting Agreement

[•], 2020

J.P. Morgan Securities LLC

BMO Nesbitt Burns Inc.

Goldman Sachs & Co. LLC
RBC Dominion Securities Inc.

Scotia Capital Inc.

As Representatives of the several Underwriters,

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o BMO Capital Markets

100 King Street West, 4th Floor

Toronto, ON M5X 1H3

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o RBC Dominion Securities Inc.,
200 Bay Street, Suite 400, South Tower
Toronto, ON M5J 2W7

c/o Scotia Capital Inc.

40 King Street West

Toronto, Ontario, M5H 3Y2

Ladies and Gentlemen:

GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 14,000,000 [•]% tangible equity units of the Issuer (the “Units”). The aggregate of 14,000,000 Units to be sold by the Issuer is herein called the “Underwritten

Securities.” The Issuer also proposes to grant to the Underwriters an option to purchase up to 2,100,000 additional Units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain terms used herein are defined in Section 26 hereof.

Each Security has a stated amount of $50 and consists of (1) a prepaid stock purchase contract (each, a “Purchase Contract”) under which the holder has purchased and the Issuer will agree to automatically deliver on March 15, 2023 subject to any early settlement of such Purchase Contract pursuant to the provisions thereof and of the Purchase Contract Agreement (the “Purchase Contract Agreement”), to be dated as of the Closing Date (as defined herein), among the Issuer, U.S. Bank National Association, as purchase contract agent (the “Purchase Contract Agent”) and the Trustees (as defined below), a number of SV Shares (as defined below), determined pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement and (2) a senior amortizing note with a final installment payment date of March 15, 2023 (each, an “Amortizing Note”) issued by the Issuer, each of which will have an initial principal amount of $[•] and will pay equal quarterly cash installments of $[•] (except for the first installment payment, which will be $[•]). All references herein to the Securities include references to the Purchase Contracts and Amortizing Notes, comprising the Units, unless the context otherwise requires. The Amortizing Notes will be issued pursuant to an indenture, dated as of [•], 2020 (the “Base Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “U.S. Trustee”), as supplemented by that certain supplemental indenture, among the Issuer, the U.S. Trustee and Computershare Trust Company of Canada (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”), to be dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities will be issued pursuant to the Purchase Contract Agreement and the Indenture. This Agreement, the Purchase Contract Agreement, the Base Indenture and the Supplemental Indenture are referred to herein as the “Transaction Documents.”

In connection with and prior to the closing of the offering, GFL Environmental Inc. will amalgamate with its parent company, GFL Environmental Holdings Inc. (“Holdings”) and will survive as GFL Environmental Inc. In connection with such amalgamation, the Issuer will, among other things, amend its share capital such that it will be composed of an unlimited number of subordinate voting shares, no par value (the “SV Shares”), an unlimited number of multiple voting shares and an unlimited number of preferred shares. In addition, all of the issued and outstanding shares of the amalgamating corporations will be exchanged for SV Shares and multiple voting shares of the Issuer.  These transactions are collectively referred to as the “IPO Conversion” for purposes of this Agreement. The Issuer intends to use the net proceeds received from the sale of the Securities to redeem outstanding notes, to pay related fees, premiums and accrued and unpaid interest on such notes and to repay certain other indebtedness (the “Debt Repayment”) of the Issuer, and if there are any remaining net proceeds, such amount will be allocated for general corporate purposes as contemplated in the Disclosure Package and the Prospectuses.

For the purposes of this Agreement, the term “Transaction” means, collectively, the IPO Conversion, the offering of the SV Shares pursuant to an underwriting agreement dated as of the date hereof between the Issuer and certain investment banks (the “Concurrent Offering”), the offering of the Securities, including the issuance of the Securities, the Purchase Contracts and the Amortizing Notes, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance of the Issuable SV Shares (as defined below) upon the settlement of the Purchase Contracts in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement and the use of proceeds from the Concurrent Offering and the offering of the Securities, including the Debt Repayment, each as described herein and in the Disclosure Package and the Prospectuses.

Unless the context otherwise requires, references in this agreement to the “Issuer” shall, prior to the IPO Conversion, be deemed to include Holdings, and, following the IPO Conversion, shall mean the corporation surviving from the amalgamation described above.

1.                                      Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                           The Issuer has prepared and filed with the Commission a registration statement (file number 333-232731) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Issuer may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Issuer will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

(b)                           A preliminary base PREP prospectus, an amended and restated preliminary base PREP prospectus, and a final base PREP prospectus relating to the Securities, in each case in the English and French languages and, with respect to the final base PREP prospectus, omitting the PREP Information (as hereinafter defined) in accordance with National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”) and the rules and procedures established pursuant to National Instrument 44-103 —Post Receipt Pricing (“NI 44-103”) for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”), have been filed with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities (collectively with the OSC, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada,

(collectively, the “Canadian Qualifying Jurisdictions”) pursuant to the procedures provided for under Multilateral Instrument 11-102 — Passport System (“MI 11-102”) and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”); the Issuer has obtained receipts under the Passport System (the “Preliminary Receipts”), issued by the OSC in its capacity as principal regulator, indicating the deemed receipt of each of the other Canadian Securities Commissions and evidencing the receipt of the OSC, in each case, in respect of such preliminary prospectuses, and a final receipt (the “Final Receipt”) under the Passport System, issued by the OSC in its capacity as principal regulator, indicating the deemed receipt of each of the other Canadian Securities Commissions and evidencing the receipt of the OSC, in each case, in respect of such final prospectus; no order having the effect of ceasing or suspending the distribution of the Securities has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Issuer’s knowledge (“Issuer’s knowledge” or “knowledge of the Issuer” means the knowledge of the Issuer and its Subsidiaries), threatened by any Canadian Securities Commission; the preliminary base PREP prospectus and the amended and restated preliminary base PREP prospectus, as further amended, in the English and French languages, are hereinafter collectively called the “Canadian Preliminary Prospectus” and the final base PREP prospectus, in the English and French languages, is hereinafter called the “Canadian Prospectus”; provided that, from and after the time the supplemented PREP prospectus (containing the PREP Information) is filed with the OSC in accordance with Section 6(a) hereof, any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as so supplemented; and the supplemented PREP prospectus in the English and French languages containing the PREP Information is hereinafter referred to as the “Canadian Supplemented Prospectus”; the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Prospectus and which is deemed under NI 44-103 to be incorporated by reference into the Canadian Prospectus as of the date of the Canadian Supplemented Prospectus is referred to as the “PREP Information”; the U.S. Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively called the “Prospectuses”; as used herein, the terms “Registration Statement”, “U.S. Preliminary Prospectus”, “Canadian Preliminary Prospectus”, “Disclosure Package” and “Prospectuses” shall include the documents, if any, incorporated by reference therein, from time to time; for greater certainty, each of the Canadian Prospectus and the Canadian Supplemented Prospectus includes the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) included or incorporated by reference therein.

(c)                            (i) On the Effective Date, the Registration Statement did, and when the U.S. Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the U.S. Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the U.S. Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) at the time of filing thereof, the Canadian Preliminary Prospectus complied in all material respects with the requirements of Canadian Securities Laws (as hereinafter defined) and contained no misrepresentation (as that term is defined under applicable Canadian Securities Laws), and constituted full, true and plain disclosure of all material facts relating to the Issuer and its Subsidiaries (taken as a whole) and the Securities as required by Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions with respect to (i) the Statement of Eligibility of the Trustee on Form T-1 or (ii) made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives expressly for use therein, it being agreed and understood that the only such information furnished by any Underwriter consists of the information disclosed as such in Section 9(b) hereof.

(d)                           (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the U.S. Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Canadian Prospectus complies and, as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus) will comply in all material respects with Canadian Securities Laws and when it was filed did not contain and, as amended, if applicable, will when filed not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws), and, when it was filed contained and, as amended, if applicable, will when filed contain, full, true and plain disclosure of all material facts relating to the Issuer and its Subsidiaries (taken as a whole) and the Securities as required by Canadian Securities Laws; the Canadian Supplemented Prospectus will when filed not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws) and will when filed contain full, true and plain disclosure of all material facts relating to the Issuer and its Subsidiaries (taken as a whole) and the Securities as required by Canadian Securities Laws. The representations and warranties set forth in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter through the Representatives specifically for use therein in connection with the disclosure required by Form F-1 or Canadian Securities Laws, it being agreed and understood that the only such information furnished by any Underwriter consists of the information disclosed as such in Section 9(b) hereof.

(e)                            The Issuer has complied in all material respects with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder, together with applicable published national, multilateral and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Issuer, if any, of the Canadian Securities Commissions (collectively,

“Canadian Securities Laws”) required to be complied with by the Issuer to qualify the Securities for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, except for the filing of the Canadian Supplemented Prospectus.

(f)                             (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(g)                            Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being agreed and understood that the only such information furnished by any Underwriter consists of the information disclosed as such in Section 9(b) hereof.

(h)                           The Issuer and its Subsidiaries, taken as a whole, have not, since the date of the latest financial statements included in the Registration Statement, the Disclosure Package and the Prospectuses, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Issuer and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer and its Subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Disclosure Package and the Prospectuses; and, since the respective dates as of which information is given in the Disclosure Package and the Prospectuses, there has not been (x) any change in the share capital of the Issuer or its Subsidiaries (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted share units in the ordinary course of business pursuant to the Issuer’s equity plans that are described in the Disclosure Package and the Prospectuses, (ii) the issuance, if any, of shares of the Issuer in connection with the IPO Conversion as described in the Disclosure Package and the Prospectuses or (iii) the issuance of SV Shares in the Concurrent Offering), (y) any change in the long-term debt of the Issuer or any of its Subsidiaries or (z) except as otherwise set forth in the Disclosure Package and the Prospectuses, any Material Adverse Change.

(i)                               Each of the Issuer and each of its “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Act) (1) is and, following the completion of the IPO Conversion, the Issuer will be, a corporation or other entity which has been duly created and organized, incorporated, created, amalgamated, formed or continued, as the case may be, and is valid and subsisting under the laws of the jurisdiction of its organization and is properly registered or licensed to carry on business under the laws of all jurisdictions in which its business is carried on, as the case may be, and if applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such registration or licensing, except where the failure to be so registered or licensed or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (2) has and, following the completion of the IPO Conversion, the Issuer will have, all requisite corporate, partnership or limited liability company, as applicable, power, capacity and authority to carry on its business as currently conducted, to own, lease and operate its properties and assets and, as applicable, to execute, deliver and perform its obligations under the Transaction Documents.

(j)                              Other than: (1) as disclosed in the Disclosure Package and the Prospectuses; (2) the shares and other securities, as the case may be, of the Subsidiaries of the Issuer; (3) inter-company indebtedness among the Issuer and its Subsidiaries; (4) other investments of unallocated funds in short-term investment grade debt obligations; (5) equity interests in Compo-Haut Richelieu Inc.; and (6) equity interests in the following inactive entities: 276286 Alberta Inc., Deep Bauer Foundations Inc., Foundations Diagnostic Systems Ltd. and Duplin County Disposal, LLC; the Issuer does not own, directly or indirectly, any shares or any other equity or long-term debt securities of any corporation or other Person. The only Subsidiaries of the Issuer are the entities listed in Schedule III hereto.

(k)                           Immediately following the IPO Conversion, the Issuer shall have an authorized capitalization as set forth in the Disclosure Package and the Prospectuses and all of the issued and outstanding SV Shares and multiple voting shares shall have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the SV Shares and multiple voting shares contained in the Disclosure Package and the Prospectuses. Except as described in the Disclosure Package and the Prospectuses, no person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Issuer of any unissued shares of the Issuer.

(l)                               The Issuer has all requisite corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party to be consummated on its part and, without limitation, the Issuer has all requisite corporate power and authority to issue, sell and deliver the Securities, and the Issuer has all requisite corporate power and authority to issue, sell and deliver the SV Shares to be issued and delivered by the Issuer pursuant to the Purchase Contract Agreement and the Purchase Contracts (the “Issuable SV Shares”). The Issuer has duly authorized the execution, delivery and performance of each of the Transaction Documents to which it is a party.

(m)                       The Units have been duly authorized and, on the Closing Date or the settlement date for any Option Securities, as the case may be, will have been validly executed and delivered by the Issuer. When the Units have been issued, executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Units will be entitled to the benefits of the Purchase Contract Agreement, and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date or the settlement date for any Option Securities, as the case may be, the Underwritten Securities or Option Securities, as applicable, will conform as to legal matters in all material respects to the description thereof contained in the Disclosure Package and the Prospectuses.

(n)                           The Amortizing Notes have been duly authorized and, on the Closing Date or the settlement date for any Option Securities, as the case may be, will have been validly executed and delivered by the Issuer. When the Amortizing Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Amortizing Notes will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date or the settlement date for any Option Securities, as the case may be, the Amortizing Notes will conform as to legal matters in all material respects to the descriptions thereof contained in the in the Disclosure Package and the Prospectuses.

(o)                           The Purchase Contract Agreement, when duly executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Purchase Contract Agent and the Trustees), will be a legally binding and valid obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(p)                           The Purchase Contracts have been duly authorized and, on the Closing Date or the settlement date for any Option Securities, as the case may be, will have been validly executed and delivered by the Issuer. When the Purchase Contracts have been issued, executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Purchase Contracts will be entitled to the benefits of the

Purchase Contract Agreement and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date or the settlement date for any Option Securities, as the case may be, the Purchase Contracts will conform as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectuses.

(q)                           The Indenture has been duly authorized and, on the Closing Date, will have been duly executed and delivered by the Issuer, and, assuming that the Indenture is a valid and binding obligation of the Trustees, the Indenture will be a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(r)                              The Indenture has been duly qualified under the Trust Indenture Act with respect to the Amortizing Notes.

(s)                             The maximum number of Issuable SV Shares (calculated assuming settlement of the Purchase Contracts at the “maximum settlement rate,” as such term is defined in the Prospectuses) have been duly authorized and reserved for issuance by the Issuer and, when issued and delivered in accordance with the provisions of the Purchase Contracts and the Purchase Contract Agreement, will be validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar right.

(t)                              The form and terms of the SV Shares have been approved and adopted by the board of directors of the Issuer and do not conflict with the constating documents or by-laws of the Issuer, any Laws of general application or the rules of the TSX or NYSE.

(u)                           The issued and outstanding shares and other securities of each Subsidiary of the Issuer are held, beneficially and of record, by the Issuer or another Subsidiary (as described in the Disclosure Package and the Prospectuses in the case of significant subsidiaries) and other than pursuant to share pledge agreements, if any, in favor of (i) the Issuer’s lenders under the revolving credit facility, made available pursuant to the Fifth Amended and Restated Credit Agreement, dated as of February 26, 2019, among the Issuer, as Canadian borrower, GFL Environmental USA Inc., as U.S. borrower, the guarantors named therein, a syndicate of lenders and Bank of Montreal, as administrative agent (as amended or supplemented to the date hereof, the “Revolving Credit Facility”), (ii) the Credit Agreement, dated as of September 30, 2016, among the Issuer, Citibank, N.A. (as successor in interest to Barclays Bank PLC), as administrative agent, each lender from time to time party thereto and each other party thereto (as amended pursuant to the First Amendment thereto, dated as of May 31, 2018, and the Second Amendment thereto, dated as of November 14, 2018 (the “Existing Term Loan Credit Agreement”)), and (iii) the indenture dated as of December 16, 2019, among the Issuer, the guarantors party thereto,  Computershare Trust Company, N.A., as trustee, and Computershare Trust Company, N.A., relating to the Issuer’s 5.125% Senior Secured Notes due 2026, (the “Secured Notes Indenture”),  all such shares and other securities are free and clear of any Liens and all of the securities of each of its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

(v)                           Except for rights granted by the Issuer and its Subsidiaries in favor of the Issuer’s lenders in connection with security (including mortgages of real property), Liens granted by the Issuer or its Subsidiaries to such lenders, Liens in connection with outstanding letters of credit, performance bonds, equipment loans and capital leases, and Liens as otherwise permitted under (1) the Revolving Credit Facility, (2) the Existing Term Loan Credit Agreement, (3) the indenture, dated as of May 12, 2017, among the Issuer, the guarantors party thereto and the Trustee, relating to the Issuer’s 5.625% Senior Notes due 2022, as may be supplemented from time to time (the “2022 Indenture”), (4) the indenture, dated as of February 26, 2018, among the Issuer, the guarantors party thereto and the Trustee, relating to the Issuer’s 5.375% Senior Notes due 2023, as may be supplemented from time to time (the “2023 Indenture”), (5) the indenture, dated as of May 14, 2018, among the Issuer, the guarantors party thereto and the Trustee, relating to the Issuer’s 7.000% Senior Notes due 2026, as may be supplemented from time to time (the “2026 Indenture”), (6) the indenture, dated as of April 23, 2019, among the Issuer, the guarantors party thereto and the Trustee, relating to the Issuer’s 8.500% Senior Notes due 2027, as may be supplemented from time to time (the “2027 Indenture”) and (7) the Secured Notes Indenture (together, with the 2022 Indenture, the 2023 Indenture and the 2026 Indenture, and the 2027 Indenture, the “Existing Indentures”), no Person, other than the Issuer, has at the date hereof and no Person will have at the Closing Time any written or oral agreement, option or warrant or any right or privilege (whether by Law, preemptive or contractual) capable of becoming such for the purchase, subscription, allotment or issuance of any securities of any Subsidiary of the Issuer.

(w)                         The Issuer and each of its Subsidiaries, on a consolidated basis, maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to its assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences. The Issuer and each of its Subsidiaries is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Issuer to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law).

(x)                           The Issuer and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in both Rule 13a-15(e) under the Exchange Act and National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim

Filings); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to provide reasonable assurances that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure.

(y)                           Other than the acquisitions that are the subject of the exemptive relief granted to the Issuer and as otherwise described in the Disclosure Package and the Prospectuses under the heading “Exemptions from Certain Disclosure Requirements”, no acquisition has been made by the Issuer or its Subsidiaries during or since its three most recently completed fiscal years that would be a significant acquisition for the purposes of Canadian Securities Laws or that would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1, and no proposed acquisition by the Issuer or its Subsidiaries has progressed to a state where a reasonable person would believe that the likelihood of completing the acquisition is high and that: (1) if completed at the date of this Agreement, would be a significant acquisition for the purposes of Canadian Securities Laws, or (2) would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1.

(z)                            Each of this Agreement, the Investor Rights Agreements and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectuses.

(aa)                    Neither the Issuer nor any of its Subsidiaries is (1) in violation of its constating documents or by-laws (or equivalent), (2) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, or (3) in violation of any Law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of subclauses (2) and (3) above, for such violations or defaults which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb)                    No legal, regulatory or governmental investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) are pending to which the Issuer or any of its Subsidiaries is a party or to which the property of the Issuer or any of its Subsidiaries is subject that would result individually or in the aggregate in a Material Adverse Effect or affect the validity of the issuance and sale of the Securities under the Transaction Documents, and no Actions have been threatened against or, to the knowledge of the Issuer, are contemplated with respect to the Issuer or any of its Subsidiaries, or with respect to any of their respective properties which would in each case reasonably be expected to have a Material Adverse Effect.

(cc)                      Except as disclosed in the Disclosure Package and the Prospectuses, the Issuer and each of its Subsidiaries has conducted and is conducting its activities and business in all respects in compliance with all Laws of each jurisdiction in which it carries on business or conducts its activities, including each license held by them and are not in violation of, or in default in any respect under, any applicable statutes and regulations and all other ordinances, rules, regulations, orders or decrees having the force of Law (including, without limitation, Environmental Laws) of any Governmental Authorities having, asserting or claiming jurisdiction over it or over any part of their respective operations or assets, except for such non-compliance, violations and defaults which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

(dd)                    The Issuer and each of its Subsidiaries has good and marketable title to all of its material properties and assets, in each case, free and clear of all Liens (other than (1) Liens permitted by the Existing Indentures and (2) mortgages, charges or other encumbrances that would not reasonably be expected to adversely affect the material property and assets of the Issuer and its Subsidiaries on a consolidated basis); and as of the date hereof, except as disclosed in the Disclosure Package and the Prospectuses and except as would not reasonably be expected to have a Material Adverse Effect, no agreement to purchase, option to purchase or right of first refusal to purchase has been granted by the Issuer or any of its Subsidiaries with respect to any of the assets of the Issuer or any its Subsidiaries, as applicable, or any part thereof, that have not expired or been waived.

(ee)                      The Issuer and its Subsidiaries own, lease or have easements, permits, licenses, rights of way or other rights in, over, across, along or upon, all real property required and/or used by them to operate and carry on the business described in the Disclosure Package and the Prospectuses as being currently carried on by the Issuer and its Subsidiaries, except where failure to own, lease or have an easement, permit, license, right of way or other right in, over, across, along or upon such real property would not reasonably be expected to have a Material Adverse Effect.

(ff)                        All plants, buildings, erections, structures, improvements, fixtures (including fixed machinery and fixed equipment), vehicles, equipment and other tangible personal property which is material to the Issuer or any of its Subsidiaries are structurally sound, in good operating condition and repair having regard to their use and age (subject to normal wear and tear) and are adequate and suitable for the uses to which they are being put, and have been maintained in the ordinary course of business, except, in any case, as would not be reasonably expected to result in a Material Adverse Effect.

(gg)                      Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (1) the Issuer and its Subsidiaries own, license or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as now operated by them, and (2) to the knowledge of the Issuer, neither the

Issuer nor any of its Subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or any of its Subsidiaries.

(hh)                    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no outstanding judgments, writs of execution, seizures, injunctions or directives against, nor any work orders or directives or notices of deficiency capable of resulting in work orders or directives with respect to any of the properties or facilities directly or indirectly owned or operated by the Issuer.

(ii)                            Except as disclosed in the Disclosure Package and the Prospectuses or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (1) the Issuer and its Subsidiaries are in compliance with any and all applicable Environmental Laws; (2) to the knowledge of the Issuer, there has not been any discharge, deposit, leak, emission, spill or other release of any Hazardous Materials on, at, under or from any real property of the Issuer or any of its Subsidiaries (including relating to the collection, removal and disposal of wastes), which, in each case, has resulted in or may result in any cost, damage or other liability, including the diminution in value of any such property; and (3) the Issuer and its Subsidiaries (a) have received all permits, licenses or other approvals, and made all registrations, required of them under applicable Environmental Laws to conduct their respective businesses (“Permits”) and (b) are in compliance with all terms and conditions of each Permit.

(jj)                          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) the Issuer and its Subsidiaries possess all licenses, permits, franchises, certificates, registrations and authorizations necessary to conduct their respective businesses and own or lease their respective properties and assets and are not in default or breach of any of the foregoing, and (2) no proceeding is pending or threatened to revoke or limit any of the foregoing; and neither the Issuer nor any of its Subsidiaries has received notice that any such license, permit or authorization will not be renewed in the ordinary course.

(kk)                    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) each of the Issuer and its Subsidiaries is in compliance with the provisions of all applicable federal, state, provincial and local Laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and occupational health and safety, and (2) no collective labor dispute, grievance, arbitration or legal proceeding is ongoing or, to the knowledge of the Issuer, pending or threatened, and no individual labor dispute, grievance, arbitration or legal proceeding is ongoing or, to the knowledge of the Issuer, pending or threatened, with any employee of the Issuer or its Subsidiaries and, to the knowledge of the Issuer, none has occurred during the past year. Neither the Issuer nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ll)                            Each of the Issuer and its Subsidiaries maintains insurance policies with reputable insurers against risks of loss of or damage to their respective properties, assets and businesses of such types as are customary in the case of entities engaged in the same or similar businesses and the Issuer and its Subsidiaries are not in default in a material respect with respect to any provisions of such policies and have not failed to give any notice or to present any material claim under any such policy in a due and timely fashion. Neither the Issuer nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(mm)            All contributions or premiums required to be made or paid by the Issuer or its Subsidiaries to any pension or other employee benefit plan have been made on a timely basis in accordance with the terms of such plans and all Laws, and all obligations of the Issuer and its Subsidiaries required to be performed in connection with any pension plans and the funding agreements therefor have been performed on a timely basis, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(nn)                    Except as disclosed in the Disclosure Package and the Prospectuses, neither the Issuer nor any of its Subsidiaries has outstanding any debentures, notes, debt securities or other debt obligations that are material to the Issuer and its Subsidiaries taken as a whole.

(oo)                    The Issuer and each of its Subsidiaries has, on a timely basis, filed all income and other tax returns and notices and has paid all applicable taxes for all tax years to the date hereof to the extent such taxes have become due except to the extent that the failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect; the Issuer is not aware of any tax deficiencies or interest or penalties accrued or accruing or alleged to be accrued or accruing, thereon with respect to itself or its Subsidiaries, except to the extent that any such deficiency, interest or penalty would not reasonably be expected to have a Material Adverse Effect; and except for payment of taxes contested in good faith and with respect to which adequate reserves have been established.

(pp)                    The historical financial statements (including the related notes thereto) of (i) the Issuer and (ii) each other entity for which financial statements are required to be included in the Registration Statement and the Prospectuses (each such entity, a “Covered Entity”), included in each of the Registration Statement, the Disclosure Package and the Prospectuses (collectively, the “Financial Statements”) present fairly in all material respects the information shown therein, as applicable, as of the dates and for the periods indicated; the Financial Statements comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act and applicable Canadian Securities Laws and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated therein except as may be expressly stated in the related notes thereto; the other financial information included in each of the Disclosure Package and the Prospectuses has been derived from the accounting records of the Issuer and each Covered Entity, as applicable, and presents fairly the information shown thereby; all disclosures included in the Registration Statement, the Disclosure Package and the Prospectuses regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; and the pro forma financial information and the related notes thereto (if any) included in each of the Disclosure Package and the Prospectuses present fairly in all material respects the information shown thereby and have been prepared in accordance with the applicable requirements of the Act, the Trust Indenture Act and Canadian Securities Laws, the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the assumptions underlying such pro forma financial information (if any) are reasonable and are set forth in the Disclosure Package and the Prospectuses.

(qq)                    Except as disclosed in the Financial Statements, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Issuer or any of its Subsidiaries with unconsolidated entities.

(rr)                          Except as disclosed in the Disclosure Package and the Prospectuses, Deloitte LLP is (i) an independent registered public accountant with respect to the Issuer within the meaning of Canadian Securities Laws, the Act and the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and (ii) independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario; and there has never been any reportable “disagreement” (within the meaning NI 51-102) with Deloitte LLP or any former auditor of the Issuer or its Subsidiaries (such determination to be made as if the Issuer was a “reporting issuer” under the securities laws of Ontario).

(ss)                        For the duration of its engagement as auditor for Waste Industries, PricewaterhouseCoopers LLP was an independent registered public accountant with respect to Waste Industries within the meaning of the U.S. Public Company Accounting Oversight Board.

(tt)                          Other than as disclosed in the Disclosure Package and the Prospectuses, and other than the shareholders’ agreement of the Issuer (which will terminate automatically upon the closing of the offering), there are no agreements in force or effect which (1) in any manner affects or will affect the voting or control of any of the securities of the Issuer or its Subsidiaries, the nomination of directors to the board of directors of the Issuer, or the operations or affairs of the Issuer or its Subsidiaries, or (2) grant a person the right to require the Issuer to file a registration statement under the Act or to file a prospectus under Canadian Securities Laws with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the offering of the Securities pursuant to this Agreement, except as have been waived by any such person.

(uu)                    Except as disclosed in the Disclosure Package and the Prospectuses, none of the directors, officers or employees of the Issuer or any of its Subsidiaries, or, to the

knowledge of the Issuer, any Person who beneficially owns, directly or indirectly, more than 10% of any class of securities of the Issuer, had or has any interest, direct or indirect, in any transaction or any proposed transaction with the Issuer or any of its Subsidiaries which, as the case may be, affects the Issuer and its Subsidiaries (taken as a whole) or would reasonably be expected to have a Material Adverse Effect.

(vv)                    This Agreement has been duly authorized, executed and delivered by the Issuer.

(ww)                The execution, delivery and performance of the Transaction Documents by the Issuer, and the consummation of the Transactions, and the compliance by the Issuer with the other provisions of this Agreement do not: (1) require the consent, approval, authorization, filing, registration, recording or qualification of or with any Governmental Authority or other third party in the Canadian Qualifying Jurisdictions and the United States, except (A) as has been obtained and (B) for the registration under the Act of the Securities, the qualification under the Trust Indenture Act of the Amortizing Notes, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the filing of the Canadian Supplemented Prospectus with the Canadian Securities Commissions and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or to list the SV Shares on the NYSE or TSX or to list the Units on the NYSE; (2) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Issuer, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound or to which any of the property or assets of the Issuer is subject, (3) result in any violation of the provisions of the articles or by-laws (or similar organizational documents) of the Issuer or any of its Subsidiaries, or (4) result in any violation of any statute or any judgment, order, decree, rule or regulation of any Governmental Authority body, except in the case of (2) and (4) above as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx)                    No order preventing or suspending the use of any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission or any Canadian Securities Commission and no other notice objecting to their use has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the Issuer’s knowledge, threatened by the Commission or any Canadian Securities Commission.

(yy)                    Except as provided herein, there is no Person which has been engaged by the Issuer to act for the Issuer and which is entitled to any brokerage or finder’s fee in connection with the completion of this Agreement or any of the transactions contemplated hereunder.

(zz)                      The Issuer has not, or, to the knowledge of the Issuer, no affiliate of the Issuer has taken, or will take, directly or indirectly, any action designed to, or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Securities.

(aaa)             The Issuer has taken all necessary actions such that, after giving effect to the offering and sale of the Securities, it will be in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder that are applicable to the Issuer as of the Execution Time.

(bbb)             The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority to which they are subject (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Issuer or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(ccc)                None of the Issuer or any of its Subsidiaries, nor, to the knowledge of the Issuer, any director, officer, employee, agent, affiliate or other person acting on behalf of the Issuer or its Subsidiaries has: (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (2) made any direct or, knowingly, indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; (3) violated or is in violation of any provision of the Corruption of Foreign Public Officials Act (Canada), as amended, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar such anti-bribery or anti-corruption law or regulation; or (4) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except, in the case of subclauses (2) through (4) above, as disclosed in the Disclosure Package and the Prospectuses and the sanctioned actions of the former chief executive officer of the business acquired pursuant to the Michigan Acquisition (as defined in the Prospectuses). The Issuer and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption Laws.

(ddd)             None of the Issuer or any of its Subsidiaries, nor, to the knowledge of the Issuer, any director, officer, agent, employee, representative, affiliate or other person acting on behalf of the Issuer or its Subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Government of Canada or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Issuer will not directly or, knowingly, indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (1) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (2) to fund or facilitate any activities of or business in any Sanctioned Country or (3) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years the Issuer and its Subsidiaries have not knowingly engaged in, the Issuer and its Subsidiaries are not now knowingly engaged in, and the Issuer and its Subsidiaries will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(eee)                The statistical and market-related data included in the Disclosure Package and the Prospectuses are based on or derived from sources that the Issuer believes to be reliable in all material respects. The Issuer has a reasonable basis for disclosing all “forward-looking information” (as defined in NI 51-102) contained in the Prospectuses.

(fff)                   The Issuer is not, and immediately after giving effect to the offering of the Securities hereunder and the use of proceeds therefrom, will not be, required to register as an “investment company” within the meaning of and subject to regulation under the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ggg)                None of the transactions contemplated by the Transaction Documents (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(hhh)             [Reserved].

(iii)                         More than 50% of the fair market value of the Securities is not derived from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Income Tax Act (Canada)), (iii) “timber resource properties” (as defined in the Income Tax Act (Canada)), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (i)-(iii), whether or not the property exists.

(jjj)                      The Issuer has the power to submit, or at the Closing Date will have, legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York; and has the power to designate, appoint and empower, and has, or at the Closing Date will have, legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under the Transaction Documents, in any U.S. federal or New York state court located in The City of New York.

(kkk)             The Issuer is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(lll)                         The Issuer believes that it is not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and expects to operate in such a manner so as not to become a PFIC for any subsequent taxable year.

(mmm) Computershare Investor Services Inc. has been duly appointed as transfer agent and registrar for the SV Shares and Computershare Trust Company, N.A. has been duly appointed as U.S. co-transfer agent and co-registrar for the SV Shares.

(nnn)             The Issuer (a) has delivered the “Template Version” (as defined in NI 41-101) of any “Marketing Materials” (as defined in NI 41-101) relating to any “Road Show” (as defined in NI 41-101) (“Road Show Materials”) to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions in compliance with the requirements of the Canadian Securities Laws; and (b) has filed the Template Version of any Marketing Materials (other than the Road Show Materials), if any, approved by the Issuer and the Representatives in the manner contemplated by Canadian Securities Laws, with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions not later than the day on which such Marketing Materials were first provided to a potential investor in the offering of Securities pursuant to this Agreement. If any “Comparables” (as defined in NI 41-101) and disclosure relating to such Comparables has been redacted from the Template Version of any Marketing Materials filed with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions, a complete Template Version of such Marketing Materials (containing the Comparables and related disclosure) has been delivered to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions by the Issuer in compliance with Canadian Securities Laws.

(ooo)             (i)(x) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, to the Issuer’s knowledge, there has been no security breach or other compromise of the Issuer’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Issuer has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Issuer is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clauses (i) and (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Issuer has implemented backup and disaster recovery technology materially consistent with industry standards and practices.

(ppp)             Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Underwriter.

2.                                      [Reserved].

3.                                      Purchase and Sale.

(a)                           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a net purchase price of $[•] per Unit (being a purchase price of $50.00 per Unit net of an underwriting commission of $[•] per Unit), the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,100,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised after the date hereof in whole or in part at any time (but not more than twice) upon written or telegraphic notice by the Representatives to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date, provided that such settlement date shall occur within a period of 13 calendar days from, and including, the Closing Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities from the Issuer, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Units.

4.                                      Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 9:00 AM, New York City time, on [•], 2020, or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer in writing to the Representatives. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC, for the account of each Underwriter, unless the Representatives shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Issuer will deliver the Option Securities to the Representatives on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.                                      Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

6.                                      Agreements. The Issuer agrees with the several Underwriters as follows:

(a)                                 To prepare the U.S. Prospectus and Canadian Supplemented Prospectus in forms approved by you and to file such U.S. Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, and to file the Canadian Supplemented Prospectus (containing the PREP Information) in accordance with the PREP Procedures with each of the Canadian Securities Commissions promptly after the execution and delivery of this Agreement and in any event not later than such Canadian Securities Commissions’ close of business on the second business day following the execution and delivery of this Agreement and to take all other steps and proceedings that may be necessary to qualify the Securities for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws; to make no further amendment or any supplement to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus prior to the last Closing Date which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus has been filed and to furnish you with copies thereof (including, in the case of any supplemented or amended Canadian Prospectus, in the English and French languages) and to deliver to the

Underwriters all signed and certified copies of any such supplemented or amended Canadian Prospectus in the English and French languages along with all documents similar to those referred to in sub-Sections 6(g)(i), (ii), (iii) and (iv) and such other documents as the Underwriters may reasonably request; to file promptly all material required to be filed by the Issuer with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any of the Canadian Securities Commissions of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any written communication received by the Issuer from any Canadian Securities Commission, the TSX or any Governmental Authority or of any request by the Commission or any Canadian Securities Commission for the amending or supplementing of the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order. The Issuer will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection.

(b)                                 If, at any time prior to the filing of the U.S. Prospectus pursuant to Rule 424(b), any event occurs as a result of which, in the opinion of counsel to the Underwriters, or counsel for the Issuer, the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(c)                                  If, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), any event occurs, as a result of which, in the opinion of counsel to the Underwriters, or counsel for the Issuer, the Prospectuses as then supplemented would (i) include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, (ii)  any event shall have occurred that would constitute a material change (as such term is defined under Canadian Securities Laws), or (iii) if it shall be necessary to amend the Registration Statement or amend or supplement U.S. Prospectus or Canadian Prospectus in order to comply with the Act, the Trust Indenture Act or Canadian Securities Laws, as applicable, the Issuer will promptly (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any amended U.S. Prospectus or Canadian Prospectus (in the English and French languages), as the case may be, or a supplement to the U.S. Prospectus or Canadian Prospectus (in the case of a supplement to the Canadian Prospectus, in the English and French languages) to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(d)                                 As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives (which may be satisfied by filing with the Commission’s EDGAR system) an earnings statement or statements (which need not be audited) of the Issuer and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)                                  The Issuer will cooperate with the Representatives and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(f)                                   The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) during the Prospectus Delivery Period, as many copies of each U.S. Preliminary Prospectus, the U.S. Prospectus, each Issuer Free Writing Prospectus, each and any supplement thereto as the Representatives may reasonably request. The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Canadian Prospectus in the English and French languages so long as delivery of the Canadian Prospectus may be required by Canadian Securities Laws. The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

(g)                                  The Issuer will deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement (i) a copy of the Canadian Preliminary Prospectus and the Canadian Prospectus in each of the French and English language signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus and the Canadian Prospectus under Canadian Securities Laws; (iii) opinions of the auditors of the Issuer, Deloitte LLP, and the auditors of Waste Industries, PricewaterhouseCoopers LLP, in each case dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Prospectus and the date of the Canadian Supplemented Prospectus, addressed to the Underwriters, the Issuer, and their respective counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the financial statements and notes to such statements and the related auditors’ report on such statements, and disclosure under the headings “Summary Historical Consolidated Financial and Pro Forma Information”, “Capitalization”, “Selected Historical Consolidated Financial Information”, “Unaudited Pro Forma Combined Financial

Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Index to Financial Statements” (including the Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm) (collectively, the “Financial Information”) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus and the Canadian Supplemented Prospectus includes the same information and in all material respects carries the same meaning as the English language version thereof; and (iv) opinions of Stikeman Elliott LLP, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Prospectus and the date of the Canadian Supplemented Prospectus addressed to the Underwriters’, the Issuer, and their respective counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French Language version of each of the Canadian Preliminary Prospectus, the Canadian Prospectus and the Canadian Supplemented Prospectus, except for the Financial Information, as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof. The deliveries set forth in clause (i) above shall also constitute the Issuer’s consent to the Underwriters’ use of the Canadian Preliminary Prospectus and of the Canadian Prospectus, as applicable, for the distribution of the Securities in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement.

(h)                                 The Issuer will assist the Underwriters in arranging, if necessary, for the qualification of the Securities for sale by the Underwriters under the securities laws of such U.S. and Canadian jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject themselves to taxation in excess of a nominal amount in respect of doing business in any jurisdiction.

(i)                                     The Issuer will not, without the prior written consent of a majority of the Representatives consisting of at least one Canadian Representative and one U.S. Representative (the “Releasing Representatives”), offer, sell or contract to sell, pledge, grant any option to purchase or otherwise transfer or dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any Affiliate of the Issuer or any Person in privity with the Issuer or any Affiliate of the Issuer) directly or indirectly, including the submission or filing (or participation in the submission or filing) of a registration statement with the Commission or prospectus under Canadian Securities Laws in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other SV Shares or any securities convertible into, or exercisable, or exchangeable for, SV Shares (“Related Securities”); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement. The foregoing sentence shall not apply to (A) the Securities to be issued in the Transaction, (B) any SV Shares issued by the Issuer upon the exercise of options to purchase SV Shares or upon the vesting of restricted share awards, in each case disclosed in the Disclosure Package and the Prospectuses, (C) the issuance of SV Shares in the Concurrent Offering, (D) the grant of awards pursuant to employee benefit plans or arrangements described in the Disclosure Package and the Prospectuses, (E) the issuance or grant of SV Shares (including in connection with the settlement of restricted share unit awards), restricted share awards, options to purchase SV Shares or any other share-based awards, in each case, to be registered pursuant to any registration statement on Form S-8 pursuant to employee benefit plans or arrangements described in the Disclosure Package and the Prospectuses, (F) the issuance of the Issuable SV Shares, (G) the issuance of SV Shares in connection with the acquisition by the Issuer or any of its Subsidiaries of the securities, business, property or other assets of another Person or business entity or pursuant to any employee benefit plan assumed by the Issuer in connection with any such acquisition or (H) the issuance of SV Shares, of restricted share awards or of options to purchase SV Shares, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (G) and (H), the aggregate number of restricted share awards and SV Shares issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 10% of the aggregate number of SV Shares and multiple voting shares outstanding immediately following the consummation of the Transaction and the recipient of the SV Shares agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit A.

(j)                                    If the Releasing Representatives agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(k) hereof, in each case for an officer or director of the Issuer and provides the Issuer with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Issuer agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(k)                                 Any request by the Issuer for a release or waiver to the restrictions set forth in Section 6(i) above shall be made to all Representatives, and the effectiveness of any release or waiver by the Releasing Representatives shall be subject to such request having been made to all Representatives.

(l)                                     To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act.

(m)                             The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the fees, disbursements and expenses of the Issuer’s counsel and accountants in connection with the registration of the Securities under the Act, the qualification under the Trust Indenture Act of the Amortizing Notes, the qualification of the Securities for distribution by prospectus under Canadian Securities Laws and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, any

Marketing Materials, any Issuer Free Writing Prospectus and the Prospectuses and amendments and supplements thereto (including the Canadian Supplemented Prospectus) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Securities; (iii) the printing (or reproduction) and delivery of any blue sky memorandum delivered in connection with the offering of the Securities; (iv) the registration of the Securities under the Exchange Act, the listing of the Securities on the NYSE and the listing of the Issuable SV Shares on the NYSE and the TSX; (v) all expenses in connection with the qualification of the Securities for offering and sale under U.S. state laws and Canadian Securities Laws as provided in Section 6(h) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and expenses referenced in clause (iii) and (v) not to exceed $10,000); (vi) the approval of the Securities for book entry transfer by DTC; (vii) any filings required to be made with the FINRA (including filing fees) and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $10,000; (viii) the transportation and other expenses incurred by or on behalf of the Issuer in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all chartered aircraft or other chartered transportation used in connection with any “roadshow”); (ix) the costs and expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuer; (x) the fees and expenses of the Purchase Contract Agent in connection with the Purchase Contracts, the Purchase Contract Agreement and the Securities; (xi) the fees and expenses of the Trustees in connection with the Amortizing Notes, the Indenture and the Securities; and (xii) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder. Notwithstanding the forgoing, except as specifically provided in this paragraph (m) and in Section 8 hereof, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Securities including the transportation and other expenses incurred by or on behalf of the Underwriters in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all chartered aircraft or other chartered transportation used in connection with any “roadshow”), and the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(n)                                 The Issuer will use the proceeds from the sale of the Securities in the manner described in the Disclosure Package and the Prospectuses under the caption “Use of Proceeds.”

(o)                                 The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute, or otherwise use, refer to or distribute, an Issuer Free

Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show, each furnished to the Representatives before first use. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter, severally and not jointly, represents and agrees that it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Issuer if any such proceeding against it is initiated during the period a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities).

(p)                                 [Reserved].

(q)                                 The Issuer agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by Canada (or any other jurisdiction where the Issuer is located or doing business) or by any department, agency or other political subdivision or taxing authority thereof (“Foreign Taxes”), unless the Issuer is required by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction for Foreign Taxes had been made, except that no such additional amounts shall be paid to the extent that such Foreign Taxes (i) would not have been imposed (or would have been imposed at a reduced rate) but for any past, present or future connection of an Underwriter with the taxing jurisdiction under which such Foreign Taxes are imposed other than the mere entering into of this Agreement or receipt of payments hereunder, (ii) would not have been imposed (or would have been imposed at a reduced rate) but for the failure of an Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Underwriter, if such compliance is timely requested by the Issuer, or (iii) are imposed in respect of services rendered in Canada by such Underwriter. The Issuer will promptly notify the Representatives if the Issuer ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 6(i) hereof.

(r)                                    The Issuer will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Securities to the Underwriters and on the execution and delivery of the Transaction Documents.

(s)                                   The Issuer will prepare a final term sheet, containing a description of final terms of the Securities, the offering thereof and the Concurrent Offering, in the form approved by the Representatives and attached as Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.

(t)                                    The Issuer will reserve and keep available at all times, free of preemptive rights, the maximum number of Issuable SV Shares issuable under the Purchase Contract Agreement (calculated assuming settlement of the Purchase Contracts at the “maximum settlement rate,” as such term is defined in the Prospectuses).

(u)                                 The Issuer will not, between the date hereof and the Closing Date, do or authorize any act or thing that would result in an adjustment of the settlement rates of the Purchase Contracts.

(v)                                 The Issuer will use its reasonable best efforts to cause the listing of the Issuable SV Shares on the NYSE and the TSX.  The Issuer will use its reasonable best efforts to cause the listing of the Securities on the NYSE. The Issuer will use its commercially reasonable efforts to maintain the listing of the Securities on the NYSE and the listing of the Issuable SV Shares on the NYSE and the TSX for so long as the Securities are outstanding and the SV Shares are listed on the NYSE.

7.                                      Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Issuer contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer in all material respects of its obligations hereunder and to the following additional conditions:

(a)                                 The U.S. Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) and in accordance with Section 6(a) hereof; any material required to be filed by the Issuer pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Canadian Supplemented Prospectus shall have been filed with the Canadian Securities Commissions in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or threatened; no order having the effect of ceasing or suspending the distribution of the Securities or the use of the Canadian Preliminary Prospectus, the Canadian Prospectus or the Canadian Supplemented Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any

Canadian Securities Commission or the TSX; and all requests for additional information on the part of the Commission or any Canadian Securities Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)         (i)             The Issuer shall have requested and caused Simpson Thacher & Bartlett LLP, U.S. counsel for the Issuer, to furnish to the Representatives an opinion letter and a negative assurance letter, each dated the Closing Date and in form and substance reasonably satisfactory to the Representatives.

(ii)          The Issuer shall have requested and caused Stikeman Elliott LLP, Canadian counsel for the Issuer, to furnish to the Representatives an opinion letter dated the Closing Date and in form and substance reasonably satisfactory to the Representatives.

(c)    (i)                   The Representatives shall have received from Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, an opinion letter and negative assurance letter, each dated the Closing Date and addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives.

(ii)          The Representatives shall have received from Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Underwriters, an opinion letter dated the Closing Date and addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives.

(d)                                 The Issuer shall have furnished to the Underwriters a certificate of the Issuer, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectuses, any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)             the representations and warranties of the Issuer in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) at the Execution Time, on the Closing Date and on any settlement date pursuant to Section 4 hereof and the Issuer has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)          since the date of the most recent financial statements included in the Disclosure Package and the Prospectuses (exclusive of any supplement thereto), there has been no Material Adverse Change, except as set forth in or contemplated in the Disclosure Package and the Prospectuses (exclusive of any supplement thereto); and

(iii)       no stop order suspending the effectiveness of the Registration Statement, no order having the effect of ceasing or suspending the distribution of the Securities or the use of the Canadian Preliminary Prospectus, the Canadian Prospectus or the

Canadian Supplemented Prospectus, no other notice objecting to their use has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the Issuer’s knowledge, threatened.

(e)                                  [Reserved].

(f)                                   At the Execution Time and at the Closing Date, the Issuer shall have furnished to the Representatives a certificate from the chief financial officer of the Issuer, dated such dates, in form and substance reasonably satisfactory to the Representatives, certifying the accuracy of certain financial information contained in the Disclosure Package and the Prospectuses.

(g)                                  At the Execution Time and at the Closing Date, the Issuer shall have requested and caused each of the GFL Auditors and Waste Auditors to furnish to the Underwriters a “comfort letter,” dated as of the Execution Time, and a bring-down “comfort letter,” dated as of Closing Date, respectively, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent registered public accountants with respect to the Issuer and Waste Industries, respectively within the meaning of the Exchange Act and, with respect to the GFL Auditors, within the meaning of the rules of the Public Company Accounting Oversight Board and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of the Issuer or Waste Industries, as applicable, contained in the Disclosure Package and the Prospectuses, including any supplement thereto at the date of the applicable letter.

(h)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectuses (exclusive of any amendment or supplement thereto), there shall not have been any change or development involving a prospective change, in the condition (financial or otherwise), business, management or results of operations of the Issuer and its Subsidiaries, taken as a whole, and after giving effect to the Transaction, except as set forth in the Disclosure Package and the Prospectuses (exclusive of any supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectuses (exclusive of any amendment or supplement thereto).

(i)                                     On or after the Execution Time, (A) no downgrading shall have occurred in the rating accorded the Issuer’s debt securities or guaranteed by the Issuer or any of its Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to possible negative implications, its rating of any of the Issuer’s debt securities (other than an announcement with positive implications of a possible upgrading).

(j)                                    On the Closing Date, the SV Shares and Issuable SV Shares shall have been approved for listing and admitted and authorized for trading on the NYSE, subject only to official notice of issuance and the SV Shares have been duly listed and posted for trading on the Toronto Stock Exchange (the “TSX”).

(k)                                 At or prior to the Execution Time, the Issuer shall have furnished to the Representatives a letter addressed to the Representatives substantially in the form of Exhibit A hereto from each executive officer, director and securityholder of the Issuer listed on Exhibit A-1 hereto, provided, for the avoidance of doubt, that the executed letters delivered by the Issuer in connection with the Concurrent Offering satisfy the requirements of this Section 7(k).

(l)                                     On or prior to the Closing Date, the transactions contemplated by the IPO Conversion shall have occurred and shall have been consummated substantially as described in the Disclosure Package and the Prospectuses.

(m)                             Prior to the Closing Date, the Issuer shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through DTC.

(n)                                 On or prior to the Closing Date, the Issuer shall have issued one or more notices of repayment as may be necessary to effect the Debt Repayment.

(o)                                 The Issuer, the Purchase Contract Agent and the Trustees shall have executed and delivered the Purchase Contract Agreement and the Underwriters shall have received copies, conformed as executed, thereof.

(p)                                 The Issuer and the Trustees shall have executed and delivered each of the Base Indenture and the Supplemental Indenture and the Underwriters shall have received copies, conformed as executed, thereof.

(q)                                 On the Closing Date, the Securities shall have been approved for listing and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(r)                                    The closing of the Concurrent Offering shall have occurred prior to or simultaneously with the closing of the offering of the Units pursuant to this Agreement; provided that the obligation of the Issuer to consummate the issuance and sale of the Firm Securities to the Underwriters shall also be subject to such condition.

The documents required to be delivered by this Section 7 will be available for inspection at the office of Davis Polk & Wardwell LLP, at 450 Lexington Avenue, New York, New York 10017, on the Business Day prior to the Closing Date.

8.                                      Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 11 hereof, the Issuer will reimburse the Underwriters severally through the Representatives on behalf of the Underwriters on demand for all out-of-pocket expenses approved in writing by the Representatives (including reasonable fees and disbursements of Davis Polk & Wardwell LLP and Davies Ward Phillips & Vineberg LLP) that shall have been reasonably incurred and documented by them in connection with the proposed purchase and sale of the Securities, but the Issuer shall then be under no further liability to any Underwriter except as provided in Sections 6 and 9 hereof.

9.                                      Indemnification and Contribution.

(a)                                 The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, selling agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, other U.S. federal or U.S. state statutory law or regulation or Canadian Securities Laws, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or the Disclosure Package, or the U.S. Prospectus or any Issuer Free Writing Prospectus or any bona fide electronic road show as defined in Rule 433(h) under the Act (a “road show”) or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus), and agrees (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) made therein in reliance upon and in conformity with the Underwriter Information (as defined below). This indemnity agreement will be in addition to any liability that the Issuer may otherwise have. The Issuer shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuer, as applicable, which consent shall not be unreasonably withheld.

(b)                                 Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Issuer, each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Issuer, each of the directors of the Issuer who signs the Registration Statement or Canadian Prospectus and each of the officers of the Issuer who signs the Registration Statement or Canadian Prospectus, to the same extent as the foregoing indemnity from the Issuer to each Underwriter referred to in Section 9(a) above, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in Section 9(a) above, it being agreed and understood that the only such information furnished by any Underwriter consists of the information disclosed as such in this paragraph (b). This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Issuer acknowledges that the statements in the U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus and the U.S. Prospectus set forth in the sixth, tenth, eleventh and twelfth paragraphs under the heading “Underwriting (Conflicts of Interest)” (collectively, the “Underwriter Information”), constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any registration statement, U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, U.S. Prospectus or any Issuer Free Writing Prospectus or any road show.

(c)                                  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses) and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above, except as provided in paragraph (d) below. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons. Any such separate firm for any Underwriters, its Affiliates, directors, selling agents and officers and any control persons of such Underwriters shall be designated in writing by [•], and any such separate firm for the Issuer and any control persons, officers or directors of the Issuer shall be designated in writing by the Issuer. In the event that any Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter are indemnified persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 9(c), and any such Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified persons shall be designated in writing by [•]. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to this subsection or subsection (a) or (b) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by them, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Issuer and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer who signs the Registration Statement or Canadian Prospectus shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)                                  BC Partners Securities, LLC (“BCP Securities”)  (the “Non-Canadian Underwriter”) will only offer and sell Securities outside of Canada and will not, directly or indirectly, solicit offers to purchase or sell Securities in Canada. Provided that the Non-Canadian Underwriter has not terminated and cancelled its obligations to the Issuer in accordance with this Agreement, the Non-Canadian Underwriter agrees that, if any losses, claims, damages or liabilities, joint or several (collectively, “Claims”), are suffered by an indemnified party as contemplated in this Section 9 (and such Claims did not include the Non-Canadian Underwriter on the basis that the Non-Canadian Underwriter did not sign the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus) under Section 130 of the Securities Act (Ontario) or the equivalent provisions of Canadian Securities Laws in other Canadian Qualifying Jurisdictions based upon a misrepresentation or alleged misrepresentation (as defined in Canadian Securities Laws) in the Canadian Prospectus or Canadian Supplemented Prospectus, and such indemnified party is determined by a court of competent jurisdiction or other Governmental Authority in a final judgment or decision from which no appeal can be made to be liable pursuant to such laws in respect of such Claims and such indemnified party does pay such Claims (the “Liability Amount”), then the Non-Canadian Underwriter shall indemnify such indemnified party from and against the Liability Amount for the Non-Canadian Underwriter’s pro rata share of such Liability Amount, on the basis of and assuming that the Non-Canadian Underwriter had signed the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus, but only to the extent of its underwriting obligations under Schedule I hereto. The Non-Canadian Underwriter shall further indemnify such indemnified party, without regard to the final outcome of any such Claims, for the Non-Canadian Underwriter’s pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defense of any such Claims (the “Indemnified Expenses”). For the purposes of determining the aggregate amount that the Non-Canadian Underwriter is obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage of Underwritten Securities set forth opposite the name of the Non-Canadian Underwriter in Schedule I hereto as compared to the total number of Underwritten Securities. For the avoidance of doubt, the maximum aggregate amount which the Non-Canadian Underwriter is required to indemnify the other indemnified parties under this Section 9(e) shall be the lesser of (i) [•]% of the total of the Liability Amount and Indemnified Expenses and (ii) the total public offering price of the Underwritten Securities and Optional Securities the Non-Canadian Underwriter is required to place or purchase under Schedule I hereto. The amount payable by the Non-Canadian Underwriter to the indemnified parties pursuant to this Section 9(e) shall be reduced to the extent that the Non-Canadian Underwriter is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the Claim or Claims that are the subject matter of the indemnification being sought. Further, the Non-Canadian Underwriter will only be required to make payment to an indemnified party pursuant to this Section 9(e) if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 9 but has not been fully reimbursed and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made or by acknowledgement of the indemnified party) that the Claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such Claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party then such indemnified party shall promptly reimburse to the Non-Canadian Underwriter any Indemnified Expenses. If any Claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 9(e), the indemnified party will notify the Non-Canadian Underwriter in writing as soon as possible of the particulars of such Claim (but the omission so to notify the Non-Canadian Underwriter of any potential Claim shall not relieve the Non-Canadian Underwriter from any liability which it may have to any indemnified party and any omission so to notify the Non-

Canadian Underwriter of any actual Claim shall affect the Non-Canadian Underwriter’s liability only to the extent that the Non-Canadian Underwriter is actually and materially prejudiced by that failure). The Non-Canadian Underwriter agrees that to the extent the Non-Canadian Underwriter is not a party to such Claim the other Underwriters will be entitled to conduct the defense of any such action or proceeding brought to enforce such Claim, and the Non-Canadian Underwriter’s liability hereunder shall not be reduced in any way based upon the conduct of such defense unless the indemnified parties are determined to be grossly negligent (by a court of competent jurisdiction in a final judgment from which no appeal can be made) in conducting such defense. The Underwriters shall provide the Non-Canadian Underwriter with notice of any material developments in the action or proceeding.

10.                               Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters, as the case may be, shall be obligated severally to take up and pay for (in the respective proportions that the amount of the Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of the Securities set forth opposite the names of all the remaining Underwriters, as applicable) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Securities set forth in Schedule I hereto, the Issuer shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters, as the case may be, to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the amount thereof upon such terms herein set forth. If, however, the Issuer shall not have completed such arrangements within 72 hours after such default and the amount of unpurchased Securities exceeds 10% of the amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Issuer or counsel for the Representatives are necessary in the Registration Statement, Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer or any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.                               Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) there shall have occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectuses, any change, or development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Issuer and its Subsidiaries, taken as a whole and giving pro forma effect to the Transaction contemplated by this Agreement, except as set forth in the Disclosure Package and the Prospectuses (exclusive of any supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectuses (exclusive of any supplement thereto); (ii) trading in the SV Shares or the Securities shall have been suspended by the Commission, any Canadian Securities Commission, the NYSE or the TSX or trading in any securities generally on the NYSE or TSX shall have been suspended or materially limited; (iii) there has been a general moratorium on commercial banking activities in the United States or Canada declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectuses (exclusive of any supplement thereto).

12.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.                               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, with a copy to Shane Tintle, Davis Polk & Wardwell LLP at 450 Lexington Avenue, New York, New York 10017 (fax: (212) 450-6862); or, if sent to the Issuer, will be mailed or delivered to GFL Environmental Inc. at 100 New Park Place, Suite 500, Vaughan, Ontario L4K 0H9, Attention: Patrick Dovigi (416) 673-9385, with a copy to Ryan Bekkerus, Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York (fax no.: (212) 455-2502) and Jeffrey M. Singer, Stikeman Elliott LLP at 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1B9 (fax no.: (416) 947-0866). The Issuer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

14.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 9 hereof and their respective successors and no other person will have any right or obligation hereunder. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.                               Each of CIBC World Markets Inc. and National Bank of Canada Financial Inc., or an affiliate thereof, may own or control an equity interest in the TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

16.                               Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

17.                               Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

18.                               No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, including, for the avoidance of doubt, with respect to any legal, tax, investment, accounting or regulatory matters, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

19.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

20.                               Waiver of Jury Trial. THE ISSUER AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.                               The Issuer hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment.  The Issuer irrevocably appoints Corporate Creations Network Inc., 3411 Silverside Road, Tatnall Building, Suite 104, Wilmington, DE 19810, upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Issuer by the person serving the same to the address provided in this Section 21, shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

22.                               The Issuer agrees to indemnify each Underwriter, its directors, officers, affiliates, selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

23.                               To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Canada, or any political subdivision thereof, (ii) the United States or the State of New York, or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its respective property and assets or this Agreement, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

24.                               Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form, facsimile or “pdf” file thereof), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

25.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

26.                               Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D. “Agreement” shall mean this underwriting agreement.

“Agreement,” “hereto,” “herein,” “hereby,” “hereunder,” “hereof,” and similar expressions refer to this Agreement and not to any particular section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City or Toronto, Ontario.

“Canadian Representative” shall mean any of BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. or Scotia Capital Inc.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the U.S. Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, and any other information identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [•] p.m. on [•], 2020.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“GAAP” means Canadian generally accepted accounting principles, which for the Issuer is International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“GFL Auditors” means Deloitte LLP, the auditors for the Issuer.

“Governmental Authority” means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other Law, regulation or rule-making entity (including, without limitation, any stock exchange, securities regulatory authority, central bank, fiscal or monetary authority or authority regulating banks), having jurisdiction in the relevant circumstances.

“Hazardous Materials” means any material, substance (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) or condition that is regulated by or may give rise to liability under any Environmental Laws.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investor Rights Agreements” shall mean the investor rights agreements between the Issuer and each of the Dovigi Group, BC Partners, Ontario Teachers’ and GIC (each as defined in the Registration Statement and the Canadian Prospectus) to be dated the date of Closing.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Law” means any and all applicable laws, including all federal, provincial, territorial, state and local statutes, codes, ordinances, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, or regulatory judgments, orders, directives, decisions, rulings or awards of any Governmental Authority, all having the force of law, binding on or affecting the Person referred to in the context in which the term is used.

“Lien” means any mortgage, lien (statutory or otherwise), pledge, charge, security interest or encumbrance upon or with respect to any property of any kind, whether or not filed, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement.

“Material Adverse Effect” or “Material Adverse Change” means any effect, change, event or occurrence that, alone or in conjunction with any other or others, is reasonably expected to have a materially adverse effect, or reasonably be expected to have a prospective material adverse effect, on the condition (financial or otherwise), business or results of operations of the

Issuer and its Subsidiaries, taken as a whole after giving effect to the Transaction contemplated by this Agreement;

“NI 51-102” means National Instrument 51-102 — Continuous Disclosure Obligations.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Registration Rights Agreement” shall mean the third amended and restated registration rights agreement between the Issuer and certain shareholders to be dated the date of Closing.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“TSX” shall mean the Toronto Stock Exchange.

“Subsidiary” has the meaning set forth in Rule 405 under the Act.

“U.S. Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“U.S. Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“U.S. Representative” shall mean either of Goldman Sachs & Co. LLC or J.P. Morgan Securities LLC.

“Waste Auditors” means PricewaterhouseCoopers LLP, the auditors for Wrangler Buyer LLC (dba Waste Industries USA) and its consolidated Subsidiaries (“Waste Industries”).

27.                               Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 27:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-

Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Underwriters.

Very truly yours,

GFL Environmental Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities LLC

BMO Nesbitt Burns Inc.

Goldman Sachs & Co. LLC

RBC Dominion Securities Inc.

Scotia Capital Inc.

By: J.P. Morgan Securities LLC

By:
Name:
Title:

By: BMO Nesbitt Burns Inc.

By:
Name:
Title:

By: Goldman Sachs & Co. LLC

By:
Name:
Title:

By: RBC Dominion Securities Inc.

By:
Name:
Title:

By: Scotia Capital Inc.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased from the Issuer
J.P. Morgan Securities LLC
BMO Nesbitt Burns Inc.
Goldman Sachs & Co. LLC
RBC Dominion Securities Inc.
Scotia Capital Inc.
Barclays Capital Canada Inc.
BC Partners Securities LLC
Raymond James & Associates Inc.
Stifel, Nicolaus & Company, Incorporated
TD Securities Inc.
BofA Securities, Inc.
CIBC World Markets Inc.
HSBC Securities (USA) Inc.
National Bank of Canada Financial Inc.
Total	14,000,000

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

•                                          Media Free Writing Prospectus dated September 6, 2019

•                                          Free Writing Prospectus dated November 1, 2019

•                                          Final Term Sheet, dated as of the date hereof, prepared and filed pursuant to Section 6(s) of the Agreement, in the form attached hereto as Schedule IV

•                                          [•]

SCHEDULE III

Subsidiaries of the Issuer

SUBSIDIARIES

ENTITY	JURISDICTIONS OF INCORPORATION OR FORMATION
1877984 Ontario Inc.	Ontario
E-Spread AG Ltd.	Alberta
Accuworx Inc.	Ontario
276286 Alberta Inc.	Alberta
Foundation Diagnostic Systems Ltd.	Ontario
Deep-Bauer Foundations Inc.	Ontario
2191660 Ontario Inc.	Ontario
GFL Infrastructure Group Inc.	Ontario
Mid Canada Environmental Services Ltd.	Manitoba
Water X Industrial Services Ltd.	Manitoba
GFL Maritimes Inc.	Ontario
Tottenham Airfield Corporation Inc.	Ontario
1248544 Ontario Ltd.	Ontario
9382-3177 Québec Inc.	Quebec
Mount Albert Pit Inc.	Ontario
2481638 Ontario Inc.	Ontario
GFL Environmental Inc. 2019	Ontario
Optimum Environmental Corp.	Ontario
Smithrite Equipment Painting & Repair Ltd.	British Columbia
Baldwin Pontiac LLC	Michigan
GFL North Michigan Landfill, LLC	Michigan
GFL Environmental USA Inc.	Delaware
GFL Environmental USA Roll-Off Inc.	Delaware
GFL Environmental Recycling Services LLC	Delaware
GFL Environmental Real Property, Inc.	Delaware
GFL Environmental Holdings (US), Inc.	Delaware
GFL Holdco (US), LLC	Delaware

ENTITY	JURISDICTIONS OF INCORPORATION OR FORMATION
GFL Environmental Services USA, Inc.	Delaware
GFL Earth Services, Inc.	Delaware
Wrangler Super Holdco Corp.	Delaware
Wrangler Holdco Corp.	Delaware
Wrangler Intermediate LLC	Delaware
Wrangler Buyer LLC	Delaware
Wrangler Finance Corp.	Delaware
Waste Industries USA, LLC	North Carolina
Alpine Holdings, Inc.	Colorado
Alpine Disposal, Inc.	Colorado
Alpine Equipment Holding, LLC	Colorado
Alpine Equipment Finance, LLC	Colorado
Five Part Development, LLC	Colorado
Mountain States Packaging, LLC	Colorado
Black Creek Renewable Energy, LLC	North Carolina
ETC of Georgia, LLC	Georgia
Haw River LandCo, LLC	North Carolina
L&L Disposal, LLC	Delaware
Lakeway LandCo, LLC	Delaware
Lakeway Sanitation & Recycling C&D, LLC	Delaware
Lakeway Sanitation & Recycling MSW, LLC	Delaware
Laurens County Landfill, LLC	North Carolina
Ponderosa Landco, LLC	North Carolina
Red Rock Disposal, LLC	North Carolina
S&S Enterprises of Mississippi, LLC	Delaware
Safeguard Landfill Management, LLC	Georgia
Sampson County Disposal, LLC	North Carolina
Southeastern Disposal, LLC	Delaware
TransWaste Services, LLC	Georgia

ENTITY	JURISDICTIONS OF INCORPORATION OR FORMATION
Waste Industries Renewable Energy, LLC	North Carolina
Wake County Disposal, LLC	North Carolina
Wake Reclamation, LLC	North Carolina
Waste Industries Atlanta, LLC	Delaware
Waste Industries of Delaware, LLC	Delaware
Waste Industries of Maryland, LLC	Delaware
Waste Industries of Mississippi, LLC	Delaware
Waste Industries of Pennsylvania, LLC	Delaware
Waste Industries of TN, LLC	Delaware
Waste Industries, LLC	North Carolina
Waste Services of Decatur, LLC	North Carolina
WI Burnt Poplar Transfer, LLC	North Carolina
WI High Point Landfill, LLC	North Carolina
WI Shiloh Landfill, LLC	Delaware
WI Taylor County Disposal, LLC	Delaware
Wimberly Hill, LLC	Georgia
Wilmington LandCo, LLC	North Carolina
Bestway Recycling, Inc.	Colorado
Coastal Ladies Carting, Inc.	North Carolina
Duplin County Disposal, LLC	North Carolina
Soil Safe Acquisition Corp.	Delaware
SSH Acquisition, Inc.	Delaware
Soil Safe, Inc.	Delaware
Soil Safe of California, Inc.	Delaware
North Andrews Employment Park, LLC	Maryland
South Andrews Employment Park, LLC	Maryland
Mattawoman Development LLC	Maryland
Urban Resource Inc.	Ontario
Urban Polymers Inc.	Ontario

ENTITY	JURISDICTIONS OF INCORPORATION OR FORMATION
All Waste Removal Inc.	Ontario
Eco Wood Products Ltd.	Ontario
445158 Ontario Inc.	Ontario
Canada Fibers Ltd.	Ontario
HGC Management Inc.	Ontario
Canada Fibers Manitoba Ltd.	Manitoba
Prestige Paper Products Inc.	Ontario
YESS Management Inc.	Ontario
Doggerel Holdings (GP) Inc.	Ontario
Doggerel Investments (LP) Inc.	Ontario
Dongara Pellet Factory Inc.	Ontario
Dongara Pellet Plant LP	Ontario
Roc, Co. Management Inc.	Ontario
Windsor Disposal Services Limited	Ontario
WDS Inc.	Ontario
Windsor Waste Management Inc.	Ontario

SCHEDULE IV

Pricing Term Sheet

EXHIBIT A

Form of Lock-Up Agreement

GFL Environmental Inc.

Public Offering of Subordinate Voting Shares

, 2020

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

BMO Nesbitt Burns Inc.
RBC Dominion Securities Inc.

Scotia Capital Inc.

As Representatives of the several Underwriters,

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

BMO Nesbitt Burns Inc.

c/o BMO Capital Markets

100 King Street West, 4th Floor

Toronto, ON M5X 1H3

c/o RBC Dominion Securities Inc.,
200 Bay Street, Suite 400, South Tower
Toronto, ON M5J 2W7

c/o Scotia Capital Inc.

40 King Street West

Toronto, Ontario, M5H 3Y2

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between GFL Environmental Inc., a corporation existing under the laws of the Province of Ontario (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of subordinate voting shares, no par value, of the Company

(the “Offering”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of a majority of the Representatives consisting of at least one Canadian Representative and one U.S. Representative (the “Releasing Representatives”), offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned or any person in privity with the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the public filing (or participation in the public filing) of a registration statement with the United States Securities and Exchange Commission (the “SEC”), or a prospectus with any securities commission or securities regulatory authority in any province or territory of Canada (collectively, the “Canadian Securities Commissions”), in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended, or any successor act, and the rules and regulations thereunder (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares in the capital of the Company (“Shares”) or any securities convertible into, or exercisable or exchangeable for such shares (“Related Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “lock-up period”). The undersigned acknowledges and agrees that the foregoing precludes it from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Shares or Related Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than yourself.

The foregoing restrictions shall not apply:

(i)                                     to the transfer of Shares or Related Securities by gift, or by will or intestate succession to an immediate family member or to a trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or an immediate family member;

(ii)                                  if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to (1) transfers of Shares or Related Securities to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (2) distributions of Shares or Related Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(iii)                               if the undersigned is a trust, to transfers to the beneficiary of such trust;

(iv)                              to transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by or under common control or management with the undersigned;

(v)                                 to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv);

(vi)                              to transfers to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Shares granted by the Company pursuant to any employee benefit plans or arrangements described in or filed as an exhibit to the registration statement and base PREP prospectus with respect to the Offering, where any Shares received by the undersigned upon any such exercise will be subject to the terms of this letter agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in or filed as an exhibit to the registration statement and base PREP prospectus with respect to the Offering, in each case on a “cashless” or “net exercise” basis, where any Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this letter agreement; provided that any public filing in connection with such transfer shall indicate, to the extent permitted by Section 16(a) of the Exchange Act and the related rules and regulations and National Instrument 55-104 — Insider Reporting Requirements and Exemptions, the reason for such disposition and that such transfer of Shares was solely to the Company;

(vii)                           to transfers pursuant to an order of a court or regulatory agency (for purposes of this letter agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); provided that any public filing in connection with such transfer shall indicate, to the extent permitted by Section 16(a) of the Exchange Act and the related rules and regulations and National Instrument 55-104 — Insider Reporting Requirements and Exemptions, that such transfer is pursuant to an order of a court or regulatory agency;

(viii)                        to transfers of Shares or Related Securities to the Company pursuant to the call provisions of existing employment agreements and equity grant documents; provided that any public filing in connection with such transfer shall indicate, to the extent permitted by Section 16(a) of the Exchange Act and the related rules and regulations, the reason for such disposition and that such transfer of Shares or Related Securities was solely to the Company;

(ix)                              to transfers from an officer to the Company upon death, disability or pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s securities by the Company in connection with the termination of employment, in each case, of such officer;

(x)                                 to transfers of Shares acquired in open-market transactions after the completion of the Offering;

(xi)                              to transfers in response to a bona fide third party take-over bid, tender offer, merger, amalgamation, arrangement, consolidation or other similar transaction made to or with all holders of Securities involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering, that has been approved by the board of directors of the Company, provided that in the event that the take-over bid, tender offer, merger, amalgamation, arrangement, consolidation or other such transaction is not completed, the undersigned’s Shares shall remain subject to the terms of this agreement. For purposes of this clause (xi), “change of control” means the consummation of any bona fide third party take-over bid, tender offer, merger, amalgamation, arrangement, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 51% of total voting power of the voting stock of the Company;

(xii)                           to the establishment of any contract, instruction or written plan meeting the requirements of Rule 10b5-1 under the Exchange Act that does not provide for the transfer of Shares during the lock-up period; and

(xiii)                        the pledge or hypothecation, or other granting of a security interest in, Shares or Related Securities to one or more banks or financial institutions as collateral or security pursuant to margin lending arrangements described in the registration statement and base PREP prospectus with respect to the Offering by the undersigned or any of its directors or any indirect subsidiaries and any subsequent transfers of such Shares or Related Securities; provided, that the documentation relating to any such margin lending arrangement shall provide that the lenders shall not foreclose or otherwise transfer the Shares or Related Securities provided as collateral or security during the lock-up period.

Provided, further, that:

A.                                    in the case of any transfer or distribution pursuant to clauses (i) through (v) above, it shall be a condition to such transfer that each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to a majority of the Representatives consisting of at least one Canadian representative and one U.S. Representative, stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to sell or offer to sell such Shares and/or Related Securities, engage in any swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto);

B.                                    in the case of any transfer or distribution pursuant to clauses (i) through (v), (ix), (x) and (xii) above, prior to the expiration of the lock-up period, (A) no voluntary public filing by any party (donor, donee, transferor or transferee), or other voluntary public announcement reporting a reduction in beneficial ownership of Shares shall be required or shall be made voluntarily in connection with such transfer or distribution; and (B) any filing by any party (donor, donee, transferor or transferee) that is required under the Exchange Act in connection with such transfer, disposition or distribution shall include a statement describing the transaction, disposition or distribution was made; and

C.                                    if the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Releasing Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Releasing Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.

Any release or waiver granted by the Releasing Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Nothing in this letter agreement shall prevent the undersigned from making a demand for, or exercising any right with respect to, the registration of the undersigned’s Shares, except for any such demand or any such exercise that is publicly disclosed (or required to be publicly disclosed) by the undersigned or any of its controlled affiliates prior to the expiration of this letter agreement; provided that in no event shall the Company be obligated to take an action in violation of Section 5(i) of the Underwriting Agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

If the Releasing Representatives waive or terminate any of the foregoing restrictions in connection with a transfer of Shares or Related Securities, with respect to any of the Shares or Related Securities of any Major Holder (as defined below) (a “Triggering Release”), the provisions of this letter agreement shall be waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of Shares or Related Securities of the undersigned as the percentage of Shares or Related Securities being released in the Triggering Release represent with respect to the securities held by the applicable Major Holder. Notwithstanding the foregoing, no waiver or termination will constitute a Triggering Release, if (i) the aggregate number of Shares or Related Securities affected by all such discretionary releases, waivers, or terminations, in whole or in part to any and all Major Holders (whether in one or multiple releases), is less than or equal to 1.0% of the fully-diluted capitalization of the Company as measured immediately prior to the consummation of the Offering, (ii) the release is effective solely to permit a transfer not involving a disposition for value (not otherwise permitted by this letter agreement) and the transferee agrees in writing to be bound by the same terms described in this letter agreement, or (iii) such waiver or termination, in full or in part, is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of Shares or Related Securities during the Lock-up Period (a “Follow-on Offering”); provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Shares or Related Securities or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Shares, (a) shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering or (b) such contractual rights are waived pursuant to the terms thereof; and in the event any underwriters make the determination to cut back the number of securities to be sold by stockholders in the Follow-on Offering, such cut back shall be on a basis consistent with such contractual rights. For purposes of determining record or beneficial ownership of a stockholder, all Shares or Related Securities held by investment funds or trusts affiliated with such stockholder shall be aggregated. For purposes of this letter agreement, each of the following persons is a “Major Holder”: each (x) officer named in the Prospectus, (y) director named in the Prospectus, or (z) record or beneficial owner of 1.0% or more of the Shares prior to the Offering (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the final prospectus used to sell the Shares).

For the purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Yours very truly,

Name:

Title:

Address:

EXHIBIT A-1

List of Lock-Up Parties

2015 Irrevocable Trust for Scott Poole and Descendants

2015 Irrevocable Trust for Ven Poole and Descendants

Adam Gray

Alek Orloff

AP Mezzanine Partners III, L.P.

Arun Nayar

BCEC-GFL Holdings (Guernsey) L.P.

Blake Sumler

Bret Hildebrand

Christian Dover

Dino Chiesa

Edward Glavina

Elizabeth Joy Grahek

Greg Yorston

Jackalope Limited, LLC

Jim W. Perry

Josaud Holdings Inc.

Lisa D. Inman

Luke Pelosi

Magny Cours Investment Pte Ltd.

Mark Bouldin

Mezzanine Partners III, L.P.

Michael T. Ingle

Mindy Gilbert

Moreno Street Direct Lending Fund, L.P.

MP III Offshore Equity Investments, L.P.

OTPP Environmental Services Trust

Paolo Notarnicola

Patrick Dovigi

Philip Kiernel

PointNorth Capital (PNG) LP.

Point North Capital (O) L.P.

Raymond Svider

Sejosa Holdings Inc.

Shahir Guindi

Steven A. Lempera as Trustee

Thomas Kiernel

Ven Poole

Wrangler Co-Invest, L.P.

EXHIBIT B

Form of Press Release

GFL Environmental Inc.

[Date]

GFL Environmental Inc. (the “Issuer”) announced today that [•], as lead book-running managers in the recent public sale of [•] tangible equity units of the Issuer, are [waiving] [releasing] a lock-up restriction with respect to [•] subordinate voting shares held by [certain officers or directors] [an officer or director] of the Issuer. The [waiver] [release] will take effect on [•], 201[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ADDENDUM

Form of Waiver of Lock-up

GFL Environmental Inc.
Public Offering of Tangible Equity Units

[•], 20[•]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by GFL Environmental Inc. (the “Issuer”) of [•] tangible equity units of the Issuer and the lock-up letter dated [•], 2020 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 20[•], with respect to [•] subordinate voting shares (the “Shares”).

[•] hereby agree[s] to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•], 20[•]; provided, however, that such [waiver] [release] is conditioned on the Issuer announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Issuer of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[•]

cc: Company